UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

On October 1, 2021, we entered into a Stock Purchase Agreement (the “Purchase Agreement’) with Paradigm Opportunities Fund, LP an accredited institutional investor, pursuant to which we will issue to such investor 600,703 shares (the “Shares”) of our common stock, par value $0.0001 per share for a purchase price of $3.329 per share for an aggregate purchase price of $1,999,740.29. This transaction is set to close on November 30, 2021. The Shares will be issued under the exemption from registration under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended. The Purchase Agreement contains a $250,000 break-up fee whereby if either party fails to close, it will be required to pay the non-breaching party a fee of $250,000. The investor under the Purchase Agreement also agreed to a 1-year lock up period with respect to the Shares.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: October 4, 2021